EXHIBIT 10.04

Amendment No. 3 dated as of March 12, 2007 to Employment Agreement dated as of June 25, 1999 (the "Agreement") by and between Universal Supply Group, Inc., a New York corporation (the "Company") and William Pagano, residing at 41 Annett Avenue, Edgewater, NJ 07020 (the "Employee").


For  good  and  valuable  consideration,  the  parties  hereby agree as follows:

1. Amendment No. 1, dated October 29, 2002, to the Employment Agreement is hereby canceled and terminated.

2. The Employment Agreement and Amendment No. 2 dated as of June 15, 2005 remain in full force and effect.

     IN WITNESS WHEREOF, the parties have signed this Amendment as of the date set forth above.

UNIVERSAL SUPPLY GROUP, INC.


By:  /s/ William Salek
     ------------------------------------
     William Salek, VP-Finance


Employee:  /s/ William Pagano
           ------------------------
           William Pagano